Exhibit 99.1
LENDINGTREE INTRODUCES 2018 GUIDANCE AHEAD OF INVESTOR DAY
CHARLOTTE, NC - December 13, 2017 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online loan marketplace, today introduced financial guidance for fiscal year 2018 ahead of the company’s Analyst and Investor Day.
The Analyst and Investor event is being hosted in New York at the Nasdaq MarketSite in Times Square. The presentation will begin promptly at 10:30 a.m. ET. A live audiocast with accompanying slides will be made available on the company’s investor relations website at investors.lendingtree.com.
“LendingTree has had a truly transformational year, where we completed three tactical acquisitions, further diversified the business and achieved quarter-over-quarter sequential growth, all of which we’re looking forward to reviewing with the investment community,” said Doug Lebda, Chairman and CEO. “But our primary focus is on the future and the opportunities in front of us, which will be further emphasized today when we present our plans and objectives for 2018 and beyond.”
Business Outlook - 2018
LendingTree is providing Revenue, Variable Marketing Margin and Adjusted EBITDA guidance for full-year 2018, as follows:

•	Revenue is anticipated to be in the range of $770 - $790 million, representing growth of 27% - 30% over the high-end of full-year 2017 guidance of $608 million.

•	Variable Marketing Margin is anticipated to be $270 - $280 million.

•	Adjusted EBITDA is anticipated to be in the range of $145 - $150 million, up 28% - 33% over the high-end of full-year 2017 guidance of $113 million.

Variable Marketing Margin and Adjusted EBITDA are non-GAAP measures. LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, contingent consideration and income taxes. These expenses or benefits have in the past, and may in the future, significantly affect GAAP results in a particular period.

LendingTree’s Principles of Financial Reporting

LendingTree reports Variable Marketing Margin and Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA") as non-GAAP measures supplemental to GAAP.

Variable Marketing Margin is defined as revenue less the portion of selling & marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses, which excludes overhead, fixed costs and personnel-related expenses. Variable Marketing Margin is a measure of the operating efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable Marketing Margin is a primary metric by which the Company measures the effectiveness of its marketing efforts.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation. Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) severance expenses, (5) litigation settlements, contingencies and legal fees for certain patent litigation, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items. Adjusted EBITDA is a primary metric by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and by which management and many employees are compensated.

The most directly comparable GAAP measure for both Variable Marketing Margin and Adjusted EBITDA is net income from continuing operations.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. However, LendingTree is not able to provide a reconciliation of projected Variable Marketing Margin or Adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, contingent consideration and income taxes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of its management team. Factors currently known to LendingTree and members of its management team that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; ability to successfully integrate acquired businesses, the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and ability to attract and retain senior management and key employees. These and additional factors to be considered are set forth under “Risk Factors” in our Form 10-Q for the period ended September 30, 2017, our Annual Report on Form 10-K for the period ended December 31, 2016 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.
LendingTree, Inc. (NASDAQ: TREE) operates the nation's leading online loan marketplace and provides consumers with an array of online tools and information to help them find the best loans for their needs. LendingTree's online marketplace connects consumers with multiple lenders that compete for their business, empowering consumers as they comparison-shop across a full suite of loans and credit-based offerings. Since its inception, LendingTree has facilitated more than 65 million loan requests. LendingTree provides access to its network of over 450 lenders offering home loans, home equity loans/lines of credit, reverse mortgages, personal loans, auto loans, small business loans, credit cards, student loans, and more.
LendingTree, Inc. is headquartered in Charlotte, NC and maintains operations solely in the United States. For more information, please visit www.lendingtree.com.

Investor Relations Contact:
Trent Ziegler
trent.ziegler@lendingtree.com
704-943-8294

Media Contact:
Megan Greuling
megan.greuling@lendingtree.com
704-943-8208